As filed with the Securities and Exchange Commission on March 25, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nexvet Biopharma

public limited company

(Exact Name of Registrant as Specified in Its Charter)

Ireland	98-1205017
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

National Institute for Bioprocessing
Research and Training
Fosters Avenue, Mount Merrion
Blackrock, Co. Dublin, Ireland	N/A
(Address of Principal Executive Offices)	(Zip Code)

OPTION TERMS OF ISSUE

LONG TERM INCENTIVE PLAN

2015 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Marjorie Sybul Adams	Marjorie Sybul Adams
DLA Piper LLP (US)	Bruce Jenett
1251 Avenue of the Americas	Andrew Ledbetter
New York, NY 10020	DLA Piper LLP (US)
Tel: (212) 335-4500	1251 Avenue of the Americas
(Name, Address and Telephone	New York, NY 10020
Number, including Area Code, of Agent for Service)	Tel: (212) 335-4500
(Copy to)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Ordinary shares, $0.125 nominal value: Option Terms of Issue outstanding options	145,069	$6.35	$921,188	$107
Long Term Incentive Plan outstanding awards	328,623	$0.125	$41,078	$5
2015 Equity Incentive Plan future awards	1,280,000	$8.27 (3)	$10,585,600 (3)	$1,230
Total	1,753,692	N/A	$11,547,866	$1,342

(1)	The ordinary shares set forth in the Calculation of Registration Fee table and which may be offered pursuant to this Registration Statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), such additional number of the Registrant’s ordinary shares as may be issuable as a result of any share splits, share dividends or similar transactions.
(2)	For shares registered with respect to outstanding options and restricted share units, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee are based on the weighted average exercise price of the options and conversion price of the restricted share units. For shares registered with respect to future awards to be granted under the 2015 Equity Incentive Plan, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of the Registrant’s ordinary shares on March 23, 2015 as reported on the NASDAQ Global Market.
(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I, Items 1 and 2, have been or will be delivered to participants in accordance with Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Nexvet Biopharma public limited company (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents that have been or will be filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(a) the Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act on February 5, 2015, which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b) the description of the Registrant’s ordinary shares contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on January 30, 2015, including any amendment or report filed for the purpose of updating such description; and

(c) the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on March 13, 2015, including any amendment.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except to the extent set forth therein or as to portions thereof that are furnished and not filed. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

To the fullest extent permitted by Irish law, the Registrant’s Memorandum and Articles of Association (the “Articles”) contain indemnification for the benefit of its directors and executive officers. However, as to its directors and company secretary, this indemnity is limited by the Irish Companies Acts, which prescribe that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or company secretary where judgment is given in favor of the director or company secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or company secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or company secretary over and above the limitations imposed by the Irish Companies Acts will be void, whether contained in its articles of association or any contract between the company and the director or company secretary. This restriction does not apply to the Registrant’s executive officers who are not directors, the company secretary or other persons who would be considered “officers” within the meaning of the Irish Companies Acts.

The Registrant is permitted under the Articles and the Irish Companies Acts to take out directors’ and officers’ liability insurance, as well as other types of insurance, for its directors, officers, employees and agents. In order to attract and retain qualified directors and officers, the Registrant expects to purchase and maintain customary directors’ and officers’ liability insurance and other types of comparable insurance.

The Registrant has entered, and intends to continue to enter, into separate indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Articles. These agreements, among other things, provide that the Registrant will to the extent permitted under the Articles and the Irish Companies Acts indemnify and provide expense advancement for its directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of its directors or executive officers, or any of its subsidiaries or any other company or enterprise to which the person provides services at the Registrant’s request. At present, there is no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Memorandum and Articles of Association, (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-201309) filed December 30, 2014).

4.2	Form of Share Certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-201309) filed January 26, 2015).

5.1*	Opinion of ByrneWallace.

23.1*	Consent of PricewaterhouseCoopers, independent registered public accounting firm.

23.2*	Consent of ByrneWallace (included in Exhibit 5.1).

24.1*	Powers of Attorney (included in the signature page).

99.1*	Option Terms of Issue.

99.2	Long Term Incentive Plan (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-201309) filed December 30, 2014).

99.3	2015 Equity Incentive Plan (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-201309) filed January 26, 2015).

*	Filed herewith

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; and

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on March 25, 2015.

Nexvet Biopharma public limited company

By:	/s/ Mark Heffernan
	Name:	Mark Heffernan, Ph.D.
	Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Nexvet Biopharma public limited company, hereby severally constitute and appoint Mark Heffernan, Ph.D. and Damian Lismore, and both or any one of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement and the Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Mark Heffernan	Chief Executive Officer and Director (Principal Executive Officer)	March 25, 2015
Mark Heffernan, Ph.D.

/s/ Damian Lismore	Chief Financial Officer (Principal Financial and Accounting Officer)	March 25, 2015
Damian Lismore

/s/ Chris Brown	Chairman of the Board	March 25, 2015
Chris Brown

/s/ Ashraf Hanna	Director	March 25, 2015
Ashraf Hanna, Ph.D., M.D.

/s/ Cormac Kilty	Director	March 25, 2015
Cormac Kilty, Ph.D.

/s/ Joseph McCracken	Director	March 25, 2015
Joseph McCracken, DVM

/s/ Rajiv Patel	Director	March 25, 2015
Rajiv Patel

/s/ John Payne	Director	March 25, 2015
John Payne

/s/ Graeme Wald	Director	March 25, 2015
Graeme Wald, Ph.D.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Memorandum and Articles of Association, (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-201309) filed December 30, 2014).

4.2	Form of Share Certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-201309) filed January 26, 2015).

5.1*	Opinion of ByrneWallace.

23.1*	Consent of PricewaterhouseCoopers, independent registered public accounting firm.

23.2*	Consent of ByrneWallace (included in Exhibit 5.1).

24.1*	Powers of Attorney (included in the signature page).

99.1*	Option Terms of Issue.

99.2	Long Term Incentive Plan (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-201309) filed December 30, 2014).

99.3	2015 Equity Incentive Plan (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-201309) filed January 26, 2015).

*	Filed herewith